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                                                                   Exhibit 10.17

                                    AGREEMENT

                                  Introduction

          AGREEMENT made this 30th day of November, 1989, between National Patent Development Corporation, a Delaware corporation and all of its subsidiaries and affiliates now and hereafter formed ("National Patent"), and Dento-Med Industries, Inc., a New York corporation and all of its subsidiaries and affiliates now and hereafter formed ("Dento-Med").

                                    Recitals

          WHEREAS, National Patent and Dento-Med are currently parties to an Agreement, dated June 25, 1976, among National Patent, Dento-Med, Applied Health Services, Inc., Hydron Dental Products, Inc. ("Hydron Dental") and AHDM, as amended by a letter agreement, dated May 24, 1983, from National Patent, NPD Dental, Inc., the successor to Hydron Dental ("NPD"), to Dento-Med, as further amended by a letter agreement, dated December 30, 1987, from National Patent and NPD to Dento-Med (hereinafter collectively referred to as the "Existing Agreement");

          WHEREAS, National Patent and Dento-Med desire to enter into this Agreement and to replace the Existing Agreement with respect to the future rights of the parties;

          WHEREAS, it is the desire of the parties to settle all proceedings now pending between them;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized terms and non-capitalized terms shall have the respective meanings assigned to them below:

          "Agreement" shall mean this Agreement, together with all schedules and exhibits hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

          "Closing" shall mean the date of execution and delivery of this Agreement.

          "Consumer Field" shall mean cosmetic products as defined in Section 201(i) of the Federal Food, Drug and Cosmetic Act, as well as, hand and skin creams or lotions, anti-perspirants, sun screens, hair and scalp shampoos or conditioners, fragrances, soaps, bug or insect repellants or makeup. The term Consumer Field shall not include any Products which contain prescription or nonprescription drugs (for example, hand and skin creams which contain a prescription or nonprescription drug).
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          "Dento-Med" shall have the meaning assigned to it in the Introduction.

          "DMI Common Stock" shall have the meaning assigned to it in Section 4(a).

          "Existing Agreement" shall have the meaning assigned to it in the Recitals.

          "Hydrocryl" shall mean the product containing a multi-component system, one component comprising of a small amount of a solid methacrylate polymer, and the second component comprising a liquid reactive monomer mixture capable of polymerization and of forming a Polymer, and such product shall be used solely in connection with the fabrication, assembly or dealing with natural or artificial dentures.

          "Hydrolon" shall mean the trademark or tradename heretofore or hereafter referred to as "Hydrolon" by National Patent or Dento-Med, including without limitation the common law trademarks "Hydrolon Polymers", "Hydrolon Fragrance", and "Hydrolon Breath Freshener".

          "Hydron" shall mean the trademark or tradename heretofore or hereafter referred to as "Hydron" by National Patent or Dento-Med.

          "National Patent" shall have the meaning assigned to it in the Introduction.

          "New Product" shall have the meaning assigned to it in Section 2(d).

          "NPDC Common Stock" shall have the meaning assigned to it in Section 4(a).

          "Oral Health Field" shall mean any Product, for use in the mouth, on the lips (excluding prescription and nonprescription drugs for lip sores and oral ulcers) or gums or otherwise in the areas of the body of humans and/or animals referred to as the oral cavity or in connection with natural or artificial dentures, in the fabrication, assembly or dealing with dentures, for use by dentists or related practitioners including drugs and devices.

          "other Company" shall have the meaning assigned to it in Section 4(e).

          "Polymer(s)" shall mean polymeric containing materials comprised of polymerized hydroxyethyl methacrylate or hydroxyethyl acrylate, including but not limited to, (i) homopolymers and copolymers obtained by the polymerization of hydroxyethyl methacrylate or hydroxyethyl acrylate, (ii) any mixture or alloy containing as a component any polymer comprising polymerized hydroxyethyl methacrylate or hydroxyethyl acrylate, and (iii) any fabricated product, formulation, cosmetic, recipe, list of ingredients, and the like containing as a component any polymer comprising polymerized hydroxyethyl methacrylate or hydroxyethyl acrylate.


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          "Products" shall mean all products which are composed wholly or partially of Polymer or produced with the use of Polymer.

          "Registrable Securities" shall have the meaning assigned to it in
Section 4(e).

          "Registrant" shall have the meaning assigned to it in Section 3(g).

          2. License. (a) Exclusive License. Subject to the terms of this Agreement, National Patent hereby grants to Dento-Med an exclusive worldwide license with the right to grant sublicences thereunder, in respect to National Patent's right, title and interest in and to presently owned or subsequently issued patents and the Hydron trademark, for the lives thereof, to manufacture, market, or use the Product in the Consumer Field, the Oral Health Field and for any New Products which Dento-Med acquires the exclusive rights under Section 2(d) hereof. National Patent shall, as soon as reasonably practicable, disclose in writing to Dento-Med any and all such patents and trademarks, as such shall arise or as such exists at this time.

          (b) National Patent's Rights. National Patent shall have the exclusive right to manufacture, sell or distribute any prescription drug or medical device (including hearing aids and related items), as those terms are defined in Sections 20l(g)(l) and (h), respectively, of the Federal Food, Drug and Cosmetic Act, each made with a Polymer, but shall not have the right to sell or distribute any Product in the Oral Health Field, except for prescription drug Products for lip sores and oral ulcers. National Patent shall also have the exclusive right to manufacture, sell or distribute any Product listed on Schedule A hereto or any Product in the fields listed on Schedule A hereto.

          (c) Limits on Competition by National Patent and Dento-Med. National Patent hereby covenants that it will not (i) sell or distribute any Products or New Products or (ii) use the Hydron trademark, in the Consumer Field or the Oral Health Field. National Patent further covenants that it will not (i) sell any Polymers to any person for resale in the Consumer Field or the Oral Health Field or (ii) transfer the Polymer technology to any person for the purpose of selling Products or New Products in the Consumer Field or the Oral Health Field. Dento-Med hereby covenants that it will not (i) sell or distribute any Products or New Products or (ii) use the Hydron trademark, in any of the areas that National Patent has exclusive rights under Section 2(b) hereof. Dento-Med further covenants that it will not (i) sell any Polymers to any person for resale in any of the areas that National Patent has exclusive rights under
Section 2(b) hereof or (ii) transfer the Polymer technology to any person for the purpose of selling Products or New Products in any of the areas that National Patent has exclusive rights under Section 2(b) hereof.

          (d) Rights to Other Products. Except as set forth herein, Dento-Med and National Patent shall not be precluded from the manufacture, exploitation, use, assignment, sale or licensing of any nonprescription drug Product (nondescription drug


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Products will be determined based upon the active ingredient included not the disease it will be indicated for, i.e., each party can use different nonprescription drugs to treat the same disease) or any other product containing Polymer not included in Section 2(a) or 2(b) hereof (the "New Product"). Dento-Med or National Patent may obtain a one-year exclusive right to manufacture, market or use such New Product by notifying the other party hereto of such New Product, which notice shall describe the New Product in detail and shall demonstrate that the party is making a legitimate and bona fide effort to manufacture, market or use such New Product. On the date hereof, National Patent has notified Dento-Med of two active ingredients for nonprescription drug Products which it desires to exploit and Dento-Med has accepted them. Within thirty (30) days of the date hereof, Dento-Med shall notify National Patent of ten (10) active ingredients for nonprescription drug Products which it desires to exploit and National Patent shall accept them. Except as set forth above, neither party shall have the right to give notices with respect to more than three (3) New Products at any time (each active ingredient for a nonprescription drug Product shall count as one New Product). The one-year exclusive period may be extended for three months if the party giving the notice began commercially marketing the New Product or demonstrates that it is negotiating in good faith with a third party or an affiliate to market such New Product. In the event the exclusive period expires, the party that received such exclusive period may request a new exclusive period, provided that (i) six (6) months have passed since the expiration of the exclusive period, (ii) the party has followed the notice requirements of this Section 2(d), and (iii) the other party had not submitted a notice for such New Product during the intervening six-month period. If such party begins commercially marketing or enters into an agreement with a third party to market (although the marketing of the New Product by such third party need not take place within the time period described above, but must take place within three and one-half (3 1/2) years of the date of the original notice) the New Product within the period described above, such party shall have exclusive rights to such New Product as if it were a product described in
Section 2(a) or 2(b) above. Notwithstanding the foregoing, each of Dento-Med and National Patent shall have nonexclusive rights to any New Product if the party manufacturing, marketing or using such New Product has not followed the notice requirements of this Section 2(d) or the exclusive period has expired.

          (e) Trademarks. (i) To the extent that Dento-Med is the assignee of the Hydron trademark, Dento-Med hereby reassigns to National Patent all of its title in and to the trademark Hydron, and National Patent agrees to maintain such trademark throughout the world so that Dento-Med shall continue to have the right to enjoy its exclusive license to use, assign or sublicense under such trademark as set forth in section 2(a) hereof. In the event National Patent does not seek renewal of any or all registrations of such trademark, National Patent shall notify Dento-Med of such 60 days prior to the end of the registration period or periods so that Dento-Med shall have an opportunity to renew the trademark; and National Patent shall promptly assign the full title in and to that trademark to Dento-Med and Dento-Med, at its expense, may complete, execute and file all forms and papers required in order to perfect such assignment. National Patent agrees to cooperate in the perfecting of


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such assignments. In the event National Patent elects to withdraw from the business of manufacturing the Polymer as contemplated by Section 5(c) hereof, National Patent shall promptly assign the full right, title and interest in and to that trademark to Dento-Med and Dento-Med, at its expense, may complete, execute and file all forms and papers as required by Dento-Med's counsel in order to perfect such assignment.

               (ii) National Patent shall assign the full right, title and interest in and to the trademark Hydrolon to Dento-Med and Dento-Med, at its expense, may complete, execute and file all forms and papers as required by Dento-Med's counsel in order to perfect such assignment in any trademark office in the world.

          (f) Research. Upon the request of Dento-Med. National Patent shall cooperate with Dento-Med in the research and synthesization on Dento-Med's behalf of new products and making other modifications of the Polymers suggested by Dento-Med. Dento-Med and National Patent agree to arrange a reasonable work schedule for Dento-Med's use of a portion of National Patent's Hydro-Med Sciences facilities, under the supervision of Hydro-Med Sciences personnel, for each research product but National Patent shall be permitted to limit the use of its facilities to thirty days in each calendar year, but not in excess of five days in any calendar month. National Patent shall be permitted to deny Dento-Med use of its Hydro-Med Sciences facilities if National Patent shall have a reasonable basis to object to Dento-Med's research project based on governmental and environmental regulations which will be violated by such research project. National Patent shall not be required to conduct research with fragrances. Dento-Med shall promptly reimburse National Patent for an amount equal to twenty percent (20%) in excess of National Patent's (i) labor, (ii) materials and (iii) supply costs incurred in connection with the research. Dento-Med shall have all rights to file for patents for such technology resulting from such research and National Patent shall give all reasonable assistance to Dento-Med or Dento-Med's patent counsel in that respect. National Patent shall be permitted to practice the technology in such patents or any existing patents or hereafter issued patents of Dento-Med for use solely in the manufacture, marketing or sale of any Products or New Products described in Section 2(b) or 2(d) hereof.

          3. Royalties. (a) Amount of Royalty. Except as provided in Section 3(c) hereof with regard to nonprescription drug Products, Dento-Med and National Patent agree that in the event that any Product or any New Product, other than any Products or fields listed on Schedule A hereto, is marketed by any third party or parties or by either Dento-Med or National Patent, as permitted hereunder, a royalty of five (5%) percent of National Patent's or Dento-Med's (as the case may be) net sales (i.e. revenues received in cash or other form) for such Products shall be paid to the other party hereto.

               (b) Sale to Affiliates. Except as provided in Section 3(c) hereof with regard to nonprescription drug Products, in the event Dento-Med or National Patent sells any Product or New Product to an affiliate, the net sales price for determining the royalty to be paid for such Product shall be the fair market value of


                                      -5-
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such Product, i.e., the price an unrelated third party would have paid for such product. In the event Dento-Med and National Patent cannot agree on the fair market price of such product, both Dento-Med and National Patent shall agree on a third party who shall determine the fair market price of the Product. The decision rendered by the third party shall be final, conclusive and binding. For purposes of this Section 3(b), affiliate shall have the meaning assigned to it in the General Rules and Regulations under the Securities Act of 1933, as amended.

               (c) Royalties for Non-Prescription Drugs. Dento-Med and National Patent agree that in the event either Dento-Med or National Patent sells any nonprescription drug Products (other than nonprescription drug Products sold by National Patent (or to a third party) which constitute the products and fields set forth in Schedule A) themselves, to an affiliate or to any third party, a royalty of five (5%) percent of Dento-Med's or National Patent's net sales (i.e., revenues received in cash or other form), including payments for research, for such products shall be paid to the other party hereto. If Dento-Med or National Patent sells a nonprescription drug Products other than nonprescription drug Products sold by National Patent (or to a third party) which constitute the Products and fields set forth in Schedule A) to a third party or parties and receives up-front license fees, royalties or similar payments (in cash or other form) a royalty of twenty-five (25%) percent of such payments shall be paid to the other party hereto.

               (d) Payment of Royalties. All royalties shall be paid within 30 days of the end of each calendar quarter, and shall be accompanied by a report showing in reasonable detail the calculation of the royalty payment. An authorized representative will be permitted to inspect the records at reasonable times for purposes of verifying any information relating to the report.

          4. Exchange of Stock. (a) The Exchange. As further consideration for the above referenced assignments, National Patent is simultaneously delivering to Dento-Med two hundred thousand (200,000) shares of common stock par value $.01 of National Patent ("NPDC Common Stock") and Dento-Med is simultaneously delivering to National Patent one million two hundred thousand (1,200,000) shares of the common stock par value $.0l of Dento-Med ("DMI Common Stock").

          (b) Restricted Securities. Dento-Med and National Patent represent and warrant that each is acquiring the stock described in Section 4(a) for its own account without a view toward the public distribution or sale thereof, except in compliance with the registration requirements of the Securities Act of 1933, or an applicable exemption from such requirement(s) and an opinion of counsel satisfactory to the issuer of such stock that registration thereof is not required, which opinion shall not be unreasonably withheld.

          (c) Legend. Dento-Med and National Patent each individually consent to the placing of a restrictive legend on the certificates representing the National Patent and Dento-Med stock to be issued pursuant to Section 4(a) of this


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
Agreement. The restrictive legend to be placed on the certificates representing the shares of National Patent and Dento-Med stock to be delivered to each other pursuant to Section 4(a) of this Agreement shall provide:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

          (d) Reporting Requirements. Notwithstanding the provisions of Section 4(b) hereof and without limiting the effectiveness thereof, National Patent and Dento-Med will each use its respective best efforts to satisfy its respective reporting obligation pursuant to the Securities Exchange Act of 1934 in order to permit, when appropriate, sales of its shares owned by the other parties hereto pursuant to Securities and Exchange Commission Rule 144 and other such rules, regulations and/or statutes as may be in effect from time to time.

          (e) Registration. If, at any time after six months from the date hereof, either Dento-Med or National Patent proposes to file a registration statement under the Securities Act of 1933, as amended (the company proposing to file such registration statement hereinafter called the "Registrant" and the other company hereinafter called the "other Company") with respect to an offering by the Registrant for its own account or for the account of others of shares of the Registrant's common stock (other than a registration statement on forms S-4 or S-8 or any other registration statement pursuant to which the only shares registered are shares underlying, or issued pursuant to, stock options issued in connection with the provision to the Registrant of consulting or similar services), then the Registrant shall in each case give written notice of such proposed filing to the other Company at least 20 days prior to the anticipated filing date, and such notice shall offer the other Company the opportunity to register such number of shares of the Registrant's common stock issued to the other Company pursuant to this Agreement as the other Company may request (the shares so requested to be registered hereinafter called the "Registrable Securities"). The Registrant shall include the Registrable Securities in any such registration which is not underwritten and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities to be included in such registration on the same terms and conditions as any similar securities Registrant included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the other Company that the total amount of securities which they and the Registrant and any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of the other Company shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that if securities are being offered for the account of other


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persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities requested to be offered by the other Company than the fraction of similar reductions imposed on such other persons or entities with respect to the amount of securities they request to offer. In the event that any shares of the other Company are requested by the other Company to be registered for sale by the Registrant pursuant to the foregoing provision in the case of a non-underwritten offering, or are in fact registered for sale pursuant to an effective registration statement, in the case of an underwritten offering, then the Registrant shall be entitled, on one occasion only, to request in writing that the other Company register any or all of the shares issued to the Registrant pursuant to this Agreement, and the other Company shall then use its best efforts to effect such registration and cause such registration to become effective within a reasonable time, provided that either National Patent or Dento-Med shall be entitled, after six months from the date hereof, on one occasion only, to request in writing that the other company register any or all shares issued to the company making the request pursuant to this Agreement, and the other company shall then use its best efforts to effect such registration and cause such registration to become effective within a reasonable time, provided, however that (i) these rights shall expire three years from the date hereof, and (ii) shall be effective only if an exemption from registration is not available with respect to a proposed sale by the Registrant of its shares of the other Company's stock. In connection with any registration pursuant to this Section 4(e), the Registrant and the other Company shall provide to the other (and if required, to the underwriter) such customary indemnifications as the party to be indemnified shall reasonably request. Dento-Med shall not sell more than 50,000 shares of NPDC Common Stock during any six month period commencing six months from the date hereof except with the consent of National Patent. If Dento-Med does not sell all of its 50,000 shares of NPDC Common Stock in any given six-month period, it may sell any of its remaining shares (unsold in the prior period) in the next six-month period provided that in no event may Dento-Med sell more than 50,000 shares of NPDC Common Stock in any sixty-day period. National Patent shall not sell more than 300,000 shares of DMI Common Stock during any six month period commencing six months from the date hereof except with the consent of Dento-Med. If National Patent does not sell all of its 300,000 shares of DMI Common Stock in any given six-month period, it may sell any of its remaining shares (unsold in the prior period) in the next six-month period provided that in no event may National Patent sell more than 300,000 shares of DMI Common Stock in any sixty-day period. The restrictions above shall not apply to any shares of DMI Common Stock currently held by National Patent.

          (f) Undertakings. If any shares issued pursuant to this Agreement are included in a registration statement by virtue of an exercise of the rights granted by Section 4(e), the party exercising such rights shall (i) be deemed to have consented to the method of distribution as determined by the issuer or the underwriter(s) of said securities and shall enter into such agreement(s) as shall be reasonably required by the issuer or the underwriter(s); (ii) cooperate with the issuer in the preparation and filing of such registration statement;
(iii) agree to the conduct of the offering in such manner as the issuer may reasonably deem necessary to insure compliance with


                                       -8-
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Federal and/or State securities laws; (iv) pay all the underwriting discounts and commissions with respect to the shares of stock being registered for the party exercising its rights pursuant to Section 4(e); (v) pay all incremental costs, if any, of the registration incurred as a result of that party's exercise of its rights pursuant to Section 4(e) (provided that such incremental costs shall not be computed on a cost per share basis but shall include only those directly attributable to shares of stock being registered as a result of the party's exercise of its rights pursuant to Section 4(e) hereof); and (vi) indemnify the issuer, each of its directors, each of its officers who have signed the registration statement and each person, if any, who controls, the issuer within the meaning of the Securities Act of 1933 against liabilities which may arise as a result of or in connection with the information supplied by the party exercising its rights pursuant to Section 4(e) in connection with said registration statement(s).

          (g) Irrevocable Proxy. (i) National Patent hereby agrees to grant to Dento-Med an irrevocable proxy to vote, for any purpose whatsoever, the 1,200,000 shares of DMI Common Stock it is acquiring, with such proxy to terminate with respect to any shares sold by National Patent in normal brokerage transactions to a non-affiliate, upon such sale. This proxy shall cover all or any part of the shares that National Patent owns and shall own from time to time hereafter.

               (ii) Dento-Med hereby agrees to grant to National Patent an irrevocable proxy to vote, for any purpose whatsoever, the 200,000 shares of NPDC Common Stock it is acquiring, with such proxy to terminate with respect to any shares sold by Dento-Med in normal brokerage transactions to a non-affiliate, upon such sale. This proxy shall cover all or any part of the shares that Dento-Med shall own from time to time hereafter.

          (h) Delivery of Stock Certificates, Proxy, etc. (i) Dento-Med shall simultaneously deliver to National Patent at the Closing (A) a stock certificate representing 1,200,000 shares of DMI Common Stock, and (B) a proxy providing National Patent with all voting rights to the 200,000 shares of NPDC Common Stock issued to Dento-Med, with such proxy to be in accordance with Section 4(g) above.

               (ii) National Patent shall simultaneously deliver to Dento-Med
(A) a stock stock certificate representing 200,000 shares of NPDC Common Stock, and (B) a proxy providing Dento-Med with all voting rights to the 1,200,000 shares of DMI Common Stock issued to National Patent, with such proxy to be in accordance with Section 4(g) above.

          (i) Standstill. Each of Dento-Med and National Patent agrees that neither Dento-Med and its affiliates nor National Patent and its affiliates shall, directly or indirectly, unless approved by the other: (i) commence a tender or exchange offer for any securities or acquire any securities of the other company's stockholders; or (ii) solicit proxies of the other company's stockholders.

          5. Supply of Polymer and Hydrocryl. (a) Polymer Prices and Supply. Dento-Med shall have the right to purchase from National Patent Polymers in the physical forms in which National Patent now makes or will make at any time at no more than cost (which cost shall consist of labor, materials and overhead related to the manufacture of such Polymers) plus twenty percent (20%). Without limiting the foregoing, such sales of Type N Polymer to be made by National Patent to Dento-Med shall be made at the following rates: $72.00 per kilogram for purchase orders of up to 1,700 kilograms per calendar year; $60.00 per kilogram for purchase orders after the initial order(s) of 1700 kilograms and up to 3,000 kilograms; provided that if a single purchase order, deliverable in whole or in part within one year, is for a quantity in excess of 1,700 kilograms, the price per kilogram shall be $60.00 per kilogram for that entire order. The prices and terms of any purchase order of Type N Polymer above 3,000 kilograms will be negotiated between the parties and if the parties are unable to agree on a price, Dento-Med may purchase any additional quantities of Type N Polymer from a third party or have the Type N Polymer manufactured by a third party. Payment shall be made within forty-five (45) days of delivery to Dento-Med of the materials ordered and delivery shall be made promptly at the time requested in the purchase order. The delivery date specified on each purchase order shall be not earlier than ninety (90) days and not later than one year and no purchase order shall request deliveries in any month in excess of the higher of 250 kilograms per month or one hundred percent (100%) of the average quantity ordered in the previous three months. Within ten (10) days of the receipt of any purchase order, National Patent shall notify Dento-Med whether National Patent will be able to manufacture and deliver such quantity of Polymer, and if National Patent notifies Dento-Med that it is unable to manufacture and deliver such quantity of Polymer, National Patent shall provide Dento-Med with all manufacturing procedures (including know-how) which National Patent possesses and has utilized in the past to manufacture such Type N Polymer itself. The price per kilogram of all Polymers shall be adjusted at the beginning of each calendar year commencing January 1, 1991 based on the change in the Consumer Price Index from the prior calendar year to the present calendar year with respect to labor costs (with National Patent delivering to Dento-Med the base labor costs for the prior calendar year) and the change in the cost of the raw materials used in the manufacture of the Polymer, which change in cost shall be documented with invoices.

          (b) Prices and Supply of the Polymer/Monomer for Hydrocryl. Dento-Med shall have the right to purchase from National Patent and National Patent shall be obligated to supply to Dento-Med the Polymer/Monomer for Hydrocryl in the physical forms in which National Patent has made, now makes or will make at any time during the term of this Agreement. Such sales of the Polymer for Hydrocryl shall be made at the following rates:

               (i) Heat Cure Hydrocryl at $5.58 per pound;

               (ii) Chair Side Hydrocryl at $5.94 per pound; and


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
               (iii) Hydrocryl Lab Repair at $5.94 per pound.

Payment shall be made within forty-five (45) days of delivery to Dento-Med of the materials ordered and delivery shall be made promptly at the time requested in the purchase order. The price per kilogram of the Polymer for Hydrocryl shall be adjusted at the beginning of each calendar year commencing January 1, 1991 based on the change of the Consumer Price Index from the prior calendar year to the present calendar year with respect to labor costs (with National Patent delivering to Dento-Med the base labor costs for the prior calendar year), and the change in the cost of the raw materials used in the manufacture of the Polymer for Hydrocryl, which change in cost shall be documented with invoices.

          (c) Transfer of Technology; Manufacture of the Polymers. So long as National Patent is manufacturing the Polymer, National Patent shall be obligated to supply and deliver to Dento-Med of up to 3,000 kilograms of the Polymer requested by Dento-Med at prices consistent with Section 5(a) hereof and Dento-Med shall be obligated to purchase its first 3,000 kilograms of Polymer each year from National Patent. In the event National Patent is unable to manufacture the Polymer as a result of an act of God, fire or other catastrophe beyond the control of National Patent, National Patent shall assist Dento-Med in obtaining a substitute supplier of the Polymer or shall provide Dento-Med with all manufacturing procedures (including know-how) which National Patent possesses and has utilized in the past to manufacture such Polymers itself. If National Patent subsequently became able to manufacture, Dento-Med shall within one (1) year thereof commence repurchasing such requirements of Polymers from National Patent. In the event Dento-Med requests a certain type of Polymer which National Patent does not desire to manufacture, National Patent shall provide Dento-Med or a third party supplier under a confidentiality agreement with all manufacturing procedures (including know-how) which National Patent possesses and has utilized in the past to manufacture such type of Polymer and Dento-Med agrees to use such technology solely to manufacture that type of Polymer. National Patent shall not be required to manufacture for Dento-Med any Polymer which is required to be combined at the time of manufacture with a fragrance, but National Patent shall provide Dento-Med with all manufacturing procedures (including know-how) which National Patent possesses and has utilized in the past to manufacture such Polymer (other than Type N Polymer) itself. National Patent makes no warranty that the manufacturing procedures provided hereunder will enable Dento-Med to have commercial quantities manufactured. In the event National Patent elects to withdraw from the business of manufacturing the Polymer, National Patent shall notify Dento-Med as soon as it reaches such a decision but in no event less than one year before such termination of manufacturing, and shall offer to sell to Dento-Med the equipment used in the manufacturing of the Polymer at the fair market value of such equipment. In the event National Patent elects to withdraw from the business of manufacturing the Polymer, then upon the request of Dento-Med, National Patent shall provide Dento-Med with all manufacturing procedures (including know-how) which National Patent possesses and has utilized in the past to manufacture such Polymers itself. In addition, National Patent will render all necessary and reasonable technical assistance to Dento-Med Including all pertinent specifications, drawings, designs or other documents and provide Dento-Med with information sufficient to enable Dento-Med to manufacture such particular form or forms of the Polymers. Dento-Med shall reimburse National Patent for its costs in rendering such assistance. All transfers of technology by National Patent under this Agreement shall be made pursuant to confidentiality agreements.

          6. Resolution of Arbitration Proceeding between the Parties. The parties shall execute and deliver at the Closing hereof and shall cause to be filed with the appropriate tribunal forthwith after the Closing hereof stipulations discontinuing with prejudice the proceeding listed on Exhibit A.

          7. Rights under the Existing Agreement. The Existing Agreement is hereby terminated and rescinded with respect to all agreements therein, provided that all payments and transfers of capital stock consummated thereunder shall not be returned except as herein set forth. This Agreement shall control in all respects in connection with any inconsistencies with the Existing Agreement and with all future actions to be taken by the parties hereunder.

          8. Term. This Agreement shall continue indefinitely from the date of the Closing hereof unless otherwise specified in this Agreement.

          9. Miscellaneous. (a) Notice. Any notice or other communication required or permitted under the terms of this Agreement shall be in writing, shall be transmitted either manually, by mail, by telegram or by facsimile, and shall be effective when received. Any party may, by notice to the others, change its address for receiving such notices. The parties designate the following addresses as its address for the purpose of receiving notice(s) under this
Agreement:

          If to National Patent:

               National Patent Development Corporation
               9 West 57th Street
               New York, NY 10019
               Attn: Jerome I. Feldman, President

          with a copy to:

               Lawrence Gordon, Esq., General Counsel
               (at the same address)

          If to Dento-Med:

               Dento-Med Industries, Inc.
               941 Clint Moore Road
               Boca Raton, Florida 33431
               Attn: Harvey Tauman, President

          with a copy to:

               Parker Chapin Flattau & Klimpl
               1211 Avenue of the Americas
               New York, New York 10036
               Attn: Henry I. Rothman, Esq.

          (b) Successors and Assigns: Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns hereunder.

          (c) Waiver. The waiver of any right arising from any breach of any representation, warranty, covenants or other term or condition of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver.

          (d) Modification, Amendment, Etc. This Agreement shall not be changed, modified or amended except by a writing signed by the parties whose rights and/or obligations pursuant to this Agreement are to be changed, modified or amended. This Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the parties hereto.

          (e) Governing Law. This Agreement, and its validity, construction and performance, shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflict of laws and may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument representing the agreement of the parties hereto.

          (f) Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10. Arbitration. The parties hereto agree to arbitrate any dispute arising under this Agreement, out of or in relation to this Agreement, or any breach or asserted breach of this Agreement in New York City pursuant to the rules then obtaining of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

ATTEST                                  NATIONAL PATENT DEVELOPMENT CORPORATION


:                                       BY:
  ----------------------------------        ------------------------------------
               (SEAL)


ATTEST                                  DENTO-MED INDUSTRIES, INC.


:                                       BY:
  ----------------------------------        ------------------------------------
               (SEAL)

                                   Schedule A

Hydron(R) Wound Dressing (Product)

Hema optical monomer (Product)

Hydron(R) Lens Coating III (Product)

Syncro-Mate-B(R) Implant (Product)

Hydron(R) Wetting Solution for blood tests (Product)

Opthalmic or optical products (Product)

Hydron-300 environmental coating (Product)

Wound Care (field)

Burn Care (field)

A-l Polymer for use in eye care (Products)

Hydron Type NCC Polymer for tissue culture use (Product)

Population Council - drug release of leutinizing hormone -- releasing hormone and analogs thereof (Product)

                                    Exhibit A

                           Case Number 13 168 00170 89

                     National Patent Development Corporation
                          v. Dento-Med Industries, Inc.
                                       and
                           Dento-Med Industries, Inc.
                   v. National Patent Development Corporation